Exhibit 99.1

RESERVOIR MEDIA ANNOUNCES THIRD QUARTER FISCAL 2023 RESULTS

Double-Digit Revenue Growth Driven by Continued Strength in Music Publishing

Expands portfolio of artists with multiple margin-accretive deals

Raises Midpoint of Full Year Revenue and Adjusted EBITDA Guidance

February 8, 2023, New York — Reservoir Media, Inc. (NASDAQ: RSVR) (“Reservoir” or the “Company”), an award-winning independent music company, today announced financial results for the third fiscal quarter of 2023 ended December 31, 2022.

Recent Highlights:

•	Revenue of $29.9 million, increased 7% organically, or 16% including acquisitions year-over-year
o	Music Publishing revenue increased 14% year-over-year
o	Recorded Music revenue increased by 1% year-over-year
o	Other revenue, which includes the artist management business, increased by 260% year-over-year
•	Operating Income of $4.6 million increased 71% year-over-year
•	OIBDA (“Operating Income Before Depreciation & Amortization”) of $10.1 million, an increase of 33% year-over-year
•	Non-cash onetime tax expense of $3.7 million and a onetime loss on early extinguishment of debt of $900 thousand contributed to a net loss of $4.1 million or net loss per share of ($0.07) during the quarter, versus net income of $1.4 million or net earnings per share of $0.02 in the third quarter of fiscal 2022
•	Adjusted EBITDA of $10.9 million, up 24% year-over-year
•	Announced plans to bring De La Soul’s entire back catalog to digital streaming services for the first time ever on March 3, 2023, and supported the release of the first two singles in January and February
•	Signed multiple publishing and future deals including Dion, Leroy Clampitt, and Red Electric
•	Expanded roster of talent in India with new publishing signings including MC Altaf, D’Evil, and Stunnah Beatz, which built on an existing joint venture with Indian rap superstar DIVINE’s Gully Gang
•	Amended credit agreement to improve terms and expand capacity of the facility

Management Commentary:

“Our third quarter results demonstrate the consistent growth profile of our business model as we delivered another quarter of double-digit top-line growth driven by robust demand in our Music Publishing segment. The additions of catalogs, including Dion and Leroy Clampitt, as well as our recent announcement of bringing De La Soul’s full iconic catalog to digital streaming services, will allow us to continue our momentum as a leader in the music industry and bring our deep roster of talent to more audiences around the world,” said Golnar Khosrowshahi, Founder and Chief Executive Officer of Reservoir. “Reservoir is strongly positioned to capitalize on the positive consumption and monetization trends in the global music industry, even amid a challenging macro-economic environment. We are excited about the future of music in the U.S. and our efforts in emerging markets with PopArabia to bring new music across borders. As we close out our fiscal year, our focus remains on identifying and executing on value-enhancement opportunities for our current roster while expanding our portfolio to drive top-line expansion.”

Third Quarter Fiscal 2023 Financial Results

Summary Financials	Q3 FY23	Q3 FY22	Change
Total Revenue	$29.9	$25.8	16%
Music Publishing Revenue	$20.2	$17.7	14%
Recorded Music Revenue	$7.6	$7.5	1%
Operating Income	$4.6	$2.7	71%
OIBDA	$10.1	$7.6	33%
Net (Loss) Income	$(4.1)	$1.4	NM
Adjusted EBITDA	$10.9	$8.9	24%
(Table Notes: $ in millions; Quarters ended December 31st; Unaudited; NM = Not meaningful)

Total revenue in the third quarter of fiscal 2023 increased 16% to $29.9 million, compared to $25.8 million in the third quarter of fiscal 2022. The increase was primarily driven by a 14% improvement in the Music Publishing segment, inclusive of the acquisitions of various catalogs and Other revenue which increased 260% to $2.2 million, driven by strong performance in the artist management business.

Operating income in the third quarter of fiscal 2023 was $4.6 million compared to operating income of $2.7 million in the third quarter of fiscal 2022. OIBDA in the third quarter of fiscal 2023 increased 33% to $10.1 million, compared to $7.6 million in the prior year quarter. The increases in operating income and OIBDA were primarily driven by strong revenue growth offset partially by higher administrative expenses. Adjusted EBITDA in the third quarter of fiscal 2023 was up 24% to $10.9 million, as revenue growth from the Publishing segment was partially offset by higher administration expenses. See below for calculations and reconciliations of OIBDA and Adjusted EBITDA to operating income and net income, respectively.

Net loss attributable to common stockholders in the third quarter of fiscal 2023 was $4.1 million, or ($0.07) per share, compared to a net income attributable to common stockholders of $1.4 million, or $0.02 per share, in the year-ago quarter. The decrease in net income was primarily driven by a onetime loss on early extinguishment of debt, losses on the fair value of swaps, higher, interest expense, and a onetime tax expense related to a change in tax rate in the U.K., all of which was partially offset by higher operating income.

Third Quarter Fiscal 2023 Segment Review

Music Publishing	Q3 FY23	Q3 FY22	Change
Revenue by Type
Digital	$10.7	$8.3	29%
Performance	$4.4	$3.5	28%
Synchronization	$3.7	$2.4	51%
Mechanical	$0.6	$0.7	(21)%
Other	$0.8	$2.7	(72)%
Total Revenue	$20.2	$17.7	14%
Operating Income	$1.7	$1.1	50%
OIBDA	$5.8	$4.6	26%
(Table Notes: $ in millions; Quarters ended December 31st; Unaudited)

Music Publishing revenue in the third quarter of fiscal 2023 was $20.2 million, an increase of 14% compared to $17.7 million in last fiscal year’s third quarter. Growth was driven by strong results in Digital, Performance, and Synchronization, which increased 29%, 28%, and 51%, respectively. The growth in the segment was partially offset by a decline in Mechanical and Other revenue.

In the third quarter of fiscal 2023, Music Publishing OIBDA increased 26% to $5.8 million, compared to $4.6 million in the year ago period. Music Publishing OIBDA margin in the third quarter increased from 26% to 29%. The increase in Music Publishing OIBDA margin reflects the operating leverage in the segment resulting from higher revenue that was partially offset by increased administrative expenses.

Recorded Music	Q3 FY23	Q3 FY22	Change
Revenue by Type
Digital	$5.3	$4.5	17%
Physical	$1.1	$1.3	(12)%
Neighboring Rights	$0.8	$0.6	43%
Synchronization	$0.4	$1.2	(67)%
Total Revenue	$7.6	$7.5	1%
Operating Income	$2.3	$1.3	81%
OIBDA	$3.6	$2.7	36%
(Table Notes: $ in millions; Quarters ended December 31st; Unaudited)

Recorded Music revenue in the third quarter of fiscal 2023 was $7.6 million, an increase of 1% compared to $7.5 million in last year’s third quarter. This improvement was largely driven by strong Digital and Neighboring Rights revenue, which increased 17% and 43%, respectively. Growth in the Recorded Music segment was partially offset by declines in Physical and Synchronization revenue.

In the third quarter of fiscal 2023, Recorded Music OIBDA increased 36%, to $3.6 million, compared to $2.7 million in the third quarter of fiscal 2022. Recorded Music OIBDA margin in the third quarter increased from 36% to 48%. The increase in Recorded Music OIBDA margin was driven by a shift towards Digital and Neighboring Rights revenues which carry lower costs.

Balance Sheet and Liquidity

For the nine months ended December 31, 2022, cash provided by operating activities was $26.2 million, an increase of $13.4 million compared to the same period last fiscal year. The increased cash provided by operating activities was primarily attributable to decreases in cash used for working capital, including royalty advances (net of recoupments), and an increase in earnings, net of non-cash expenses.

As of December 31, 2022, Reservoir had cash and cash equivalents of $17.0 million, and $151.2 million available for borrowing under its revolving credit facility, for total available liquidity of $168.2 million. Total debt was $292.2 million (net of $6.7 million of deferred financing costs) and Net Debt was $275.2 million (defined as total debt, less cash and equivalents and deferred financing costs). This compares to cash and cash equivalents of $17.8 million and $74.4 million available for borrowing on the revolving credit facility, for total available liquidity of $92.2 million, total debt of $269.9 million (net of $5.8 million of deferred financing costs), and Net Debt of $252.0 million as of March 31, 2022.

Fiscal 2023 Outlook

Reservoir raised the midpoint of its financial outlook range for fiscal year 2023, and expects the financial results for the year ending March 31, 2023, to be as follows:

Outlook	Guidance	Growth (at mid-point)
Revenue	$120 million - $122 million	12%
Adjusted EBITDA	$46 million - $47 million	13%

Jim Heindlmeyer, Chief Financial Officer of Reservoir, commented “We achieved strong top-line performance and continued to execute at a high level against our strategic growth plan. The inherent operating leverage created by our business model continues to materialize as OIBDA and Adjusted EBITDA margins improved during the quarter. Given the momentum in our business, we are raising the midpoint of guidance for both revenue and adjusted EBITDA for the full fiscal year. Our business is resilient, and we are confident in our ability to execute against these improved expectations.”

Accounting Note

The third quarter and nine months year-to-date fiscal 2022 results included in this release reflect the revisions described in Note 19 of the fiscal 2022 financial statements filed on Form 10-K.

Conference Call Information

Reservoir is hosting a conference call for analysts and investors to discuss its financial results for the third quarter of fiscal 2023 ended December 31, 2022, and its business outlook at 10:00 a.m. ET today, on February 8, 2023. The conference call can be accessed via webcast in the investor relations section of the Company’s website at https://investors.reservoir-media.com/news-and-events/events-and-presentations.

Interested parties may also participate in the call using the following registration link: https://register.vevent.com/register/BI4bee443f13dd4de88da73718e6d88f64. Once registered, participants will receive a dial-in number as well as a PIN to enter the event. Participants may re-register for the conference call in the event of a lost dial-in number or PIN. Shortly after the conclusion of the conference call, a replay of the audio webcast will be available in the investor relations section of Reservoir’s website for 30 days after the event.

About Reservoir Media, Inc.

Reservoir is an independent music company based in New York City and with offices in Los Angeles, Nashville, Toronto, London, and Abu Dhabi. Reservoir is the first female-founded and led publicly traded independent music company in the U.S. Founded as a family-owned music publisher in 2007, Reservoir has grown to represent over 140,000 copyrights and 36,000 master recordings with titles dating as far back as 1900 and hundreds of #1 releases worldwide. Reservoir frequently holds a regular Top 10 U.S. Market Share according to Billboard’s Publishers Quarterly, was twice named Publisher of the Year by Music Business Worldwide’s The A&R Awards, and won Independent Publisher of the Year at both the 2020 and 2022 Music Week Awards.

Reservoir also represents a multitude of recorded music through Chrysalis Records, Tommy Boy Records, and Philly Groove Records and manages artists through its ventures with Blue Raincoat Music and Big Life Management.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended, including statements with respect to the financial condition, results of operations, earnings outlook and prospects of Reservoir. Forward-looking statements are based on the current expectations and beliefs of the management of Reservoir and are inherently subject to a number of risks, uncertainties and assumptions and their potential effects. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual financial condition, results of operations, earnings and/or prospects to be materially different from those expressed or implied by these forward-looking statements. Any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. In addition, forward-looking statements are typically identified by words such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements in this press release may include, among others:

•	expectations regarding Reservoir’s strategies and future financial performance, including its future business plans or objectives, prospective performance and opportunities and competitors, revenues, products, pricing, operating expenses, market trends, liquidity, cash flows and uses of cash, capital expenditures;

•	Reservoir’s ability to invest in growth initiatives and pursue acquisition opportunities;

•	the ability to achieve the anticipated benefits of the business combination, which may be affected by, among other things, competition and the ability of Reservoir to grow and manage growth profitably and retain its key employees;

•	the inability to maintain the listing of Reservoir’s common stock on the Nasdaq Stock Market LLC and limited liquidity and trading of Reservoir’s securities;

•	geopolitical risk and changes in applicable laws or regulations;

•	the possibility that Reservoir may be adversely affected by other economic, business and/or competitive factors;

•	risks related to the organic and inorganic growth of Reservoir’s business and the timing of expected business milestones;

•	risk that the COVID-19 pandemic, and local, state and federal responses to addressing the COVID-19 pandemic, may have an adverse effect on Reservoir’s business operations, as well as its financial condition and results of operations; and

•	litigation and regulatory enforcement risks, including the diversion of management time and attention and the additional costs and demands on Reservoir’s resources.

Should one or more of these risks or uncertainties materialize or should any of the assumptions made by the management of Reservoir prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.

Except to the extent required by applicable law or regulation, Reservoir undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events. For a more detailed discussion of risks and other factors that might impact forward-looking statements, see Reservoir’s filings with the SEC available on the SEC’s website at www.sec.gov or Reservoir’s website at www.reservoir-media.com.

Reservoir Media, Inc. and Subsidiaries
Condensed Consolidated Statements of Income (Loss) Three and Nine Months Ended December 31, 2022 versus December 31, 2021
(Unaudited)
(Expressed in U.S. dollars)

	Three Months Ended December 31,		%	Nine Months Ended December 31,		%
	2022	2021	Change	2022	2021	Change
Revenues	$29,931,413	$25,812,556	16%	$87,475,894	$72,718,351	20%
Costs and expenses:
Cost of revenue	11,750,296	11,436,180	3%	35,665,462	31,220,470	14%
Amortization and depreciation	5,546,301	4,955,036	12%	16,292,145	13,771,887	18%
Administration expenses	8,035,758	6,731,953	19%	23,031,248	17,051,623	35%
Total costs and expenses	25,332,355	23,123,169	10%	74,988,855	62,043,980	21%

Operating income	4,599,058	2,689,387	71%	12,487,039	10,674,371	17%

Interest expense	(4,098,910)	(2,499,576)		(10,579,788)	(8,007,453)
Loss on early extinguishment of debt	(914,040)	-		(914,040)	-
Gain (loss) on foreign exchange	56,973	(48,304)		337,659	126,635
(Loss) gain on fair value of swaps	(179,573)	1,663,743		4,323,207	2,888,961
Interest and other income	43	2		90	357
(Loss) income before income taxes	(536,449)	1,805,252		5,654,167	5,682,871
Income tax expense	3,529,984	395,251		5,217,691	1,407,989
Net (loss) income	(4,066,433)	1,410,001		436,476	4,274,882
Net income attributable to noncontrolling interests	(340,190)	(226,930)		(230,127)	(95,439)
Net (loss) income attributable to Reservoir Media, Inc.	$(4,406,623)	$1,183,071		$206,349	$4,179,443

(Loss) earnings per common share:
Basic	$(0.07)	$0.02		$-	$0.07
Diluted	$(0.07)	$0.02		$-	$0.07

Weighted average common shares outstanding:
Basic	64,379,536	64,106,963		64,316,532	48,836,288
Diluted	64,379,536	64,716,756		64,765,381	56,405,487

Reservoir Media, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

December 31, 2022 versus March 31, 2022

(Unaudited)

(Expressed in U.S. dollars)

	December 31, 2022	March 31, 2022
Assets
Current assets
Cash and cash equivalents	$17,022,824	$17,814,292
Accounts receivable	26,846,808	25,210,936
Current portion of royalty advances	14,362,383	12,375,420
Inventory and prepaid expenses	5,854,743	4,041,471
Total current assets	64,086,758	59,442,119

Intangible assets, net	587,826,761	571,383,855
Equity method and other investments	2,267,036	3,912,978
Royalty advances, net of current portion	48,522,430	44,637,334
Property, plant and equipment, net	512,652	342,080
Operating lease right of use assets, net	7,578,783	-
Fair value of swap assets	8,315,009	3,991,802
Other assets	1,169,546	559,922
Total assets	$720,278,975	$684,270,090

Liabilities
Current liabilities
Accounts payable and accrued liabilities	$5,908,549	$4,436,943
Royalties payable	32,089,550	21,235,815
Accrued payroll	1,011,721	1,938,281
Deferred revenue	2,743,424	1,103,664
Other current liabilities	3,698,396	12,272,577
Income taxes payable	1,625,607	77,496
Total current liabilities	47,077,247	41,064,776

Secured line of credit	292,158,064	269,856,169
Deferred income taxes	28,056,203	24,884,170
Operating lease liabilities, net of current portion	7,333,559	-
Other liabilities	799,516	1,012,651
Total liabilities	375,424,589	336,817,766

Contingencies and commitments

Shareholders' Equity
Preferred stock	-	-
Common stock	6,438	6,415
Additional paid-in capital	337,622,033	335,372,981
Retained earnings	12,419,868	12,213,519
Accumulated other comprehensive loss	(6,481,547)	(1,198,058)
Total Reservoir Media, Inc. shareholders' equity	343,566,792	346,394,857
Noncontrolling interest	1,287,594	1,057,467
Total shareholders' equity	344,854,386	347,452,324
Total liabilities and shareholders' equity	$720,278,975	$684,270,090

Supplemental Disclosures Regarding Non-GAAP Financial Measures

This press release includes certain financial information, such as OIBDA, OIBDA margin, EBITDA, Adjusted EBITDA, and Net Debt, which has not been prepared in accordance with United States generally accepted accounting principles (“GAAP”). Reservoir’s management uses these non-GAAP financial measures to evaluate Reservoir’s operations, measure its performance and make strategic decisions. Reservoir believes that the use of these non-GAAP financial measures provides useful information to investors and others in understanding Reservoir’s results of operations and trends in the same manner as Reservoir’s management and in evaluating Reservoir’s financial measures as compared to the financial measures of other similar companies, many of which present similar non-GAAP financial measures. However, these non-GAAP financial measures are subject to inherent limitations as they reflect the exercise of judgments by Reservoir’s management about which items are excluded or included in determining these non-GAAP financial measures and, therefore, should not be considered as a substitute for net income, operating income or any other operating performance measures calculated in accordance with GAAP. Using such non-GAAP financial measures in isolation to analyze Reservoir’s business would have material limitations because the calculations are based on the subjective determination of Reservoir’s management regarding the nature and classification of events and circumstances. In addition, although other companies in Reservoir’s industry may report measures titled OIBDA, OIBDA margin, Adjusted EBITDA, and Net Debt, or similar measures, such non-GAAP financial measures may be calculated differently from how Reservoir calculates such non-GAAP financial measures, which reduces their overall usefulness as comparative measures. Because of these limitations, such non-GAAP financial measures should be considered alongside other financial performance measures and other financial results presented in accordance with GAAP. You can find the reconciliation of these non-GAAP financial measures to the nearest comparable GAAP measures in the tables below.

OIBDA

Reservoir evaluates operating performance based on several factors, including its primary financial measure of operating income before non-cash depreciation of tangible assets and non-cash amortization of intangible assets (“OIBDA”). Reservoir considers OIBDA to be an important indicator of the operational strengths and performance of its businesses and believes this non-GAAP financial measure provides useful information to investors because it removes the significant impact of amortization from Reservoir’s results of operations. However, a limitation of the use of OIBDA as a performance measure is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in Reservoir’s businesses and other non-operating income (loss). Accordingly, OIBDA should be considered in addition to, not as a substitute for, operating income, net income attributable to us and other measures of financial performance reported in accordance with GAAP. In addition, our definition of OIBDA may differ from similarly titled measures used by other companies. OIBDA Margin is defined as OIBDA as a percentage of revenue.

EBITDA and Adjusted EBITDA

EBITDA is defined as earnings (net income or loss) before net interest expense, income tax (benefit) expense, non-cash depreciation of tangible assets and non-cash amortization of intangible assets and is used by management to measure operating performance of the business. Adjusted EBITDA, in addition to adjusting net income to exclude income tax expense, interest expense and depreciation and amortization, further adjusts net income by excluding items or expenses such as, among others, (1) any non-cash charges (including any impairment charges and loss on early extinguishment of debt), (2) any net gain or loss on foreign exchange, (3) any net gain or loss resulting from interest rate swaps, (4) equity-based compensation expense and (5) certain unusual or non-recurring items.

Adjusted EBITDA is a key measure used by Reservoir’s management to understand and evaluate operating performance, generate future operating plans, and make strategic decisions regarding the allocation of capital. However, certain limitations on the use of Adjusted EBITDA include, among others, (1) it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenue for Reservoir’s business, (2) it does not reflect the significant interest expense or cash requirements necessary to service interest or principal payments on Reservoir’s indebtedness and (3) it does not reflect every cash expenditure, future requirements for capital expenditures or contractual commitments. In particular, Adjusted EBITDA measure adds back certain non-cash, unusual or non-recurring charges that are deducted in calculating net income; however, these are expenses that may recur, vary greatly and are difficult to predict. In addition, Adjusted EBITDA is not the same as net income or cash flow provided by operating activities as those terms are defined by GAAP and does not necessarily indicate whether cash flows will be sufficient to fund cash needs.

Net Debt

Reservoir defines Net Debt as total debt, less cash and equivalents and deferred financing costs.

Reservoir Media, Inc. and Subsidiaries

Reconciliation of Operating Income to OIBDA

Three and Nine Months Ended December 31, 2022 versus December 31, 2021

(Unaudited)

(Dollars in thousands)

	For the Three Months Ended December 31,		For the Nine Months Ended December 31,
	2022	2021	2022	2021
Operating Income	$4,599	$2,689	$12,487	$10,674
Amortization and Depreciation Expense	5,546	4,955	16,292	13,772
OIBDA	$10,145	$7,644	$28,779	$24,446

Reservoir Media, Inc. and Subsidiaries

Reconciliation of Music Publishing Segment Reporting Operating Income to OIBDA

Three and Nine Months Ended December 31, 2022 versus December 31, 2021

(Unaudited)

(Dollars in thousands)

	For the Three Months Ended December 31,		For the Nine Months Ended December 31,
	2022	2021	2022	2021
Operating Income	$1,659	$1,109	$4,473	$6,707
Amortization and Depreciation Expense	4,165	3,522	12,130	10,001
OIBDA	$5,824	$4,631	$16,603	$16,708

Reservoir Media, Inc. and Subsidiaries

Reconciliation of Recorded Music Segment Reporting Operating Income to OIBDA

Three and Nine Months Ended December 31, 2022 versus December 31, 2021

(Unaudited)

(Dollars in thousands)

	For the Three Months Ended December 31,		For the Nine Months Ended December 31,
	2022	2021	2022	2021
Operating Income	$2,278	$1,258	$7,336	$3,569
Amortization and Depreciation Expense	1,359	1,408	4,096	3,697
OIBDA	$3,637	$2,666	$11,432	$7,266

Reservoir Media, Inc. and Subsidiaries

Reconciliation of Net Income (Loss) to Adjusted EBITDA

Three and Nine Months Ended December 31, 2022 versus December 31, 2021

(Unaudited)

(Dollars in thousands)

	For the Three Months Ended December 31,		For the Nine Months Ended December 31,
	2022	2021	2022	2021
Net (Loss) Income	$(4,066)	$1,410	$436	$4,275
Income Tax Expense	3,530	395	5,218	1,408
Interest Expense	4,099	2,500	10,580	8,007
Amortization and Depreciation	5,546	4,955	16,292	13,772
EBITDA	9,109	9,260	32,526	27,462
Loss on Early Extinguishment of Debt(a)	914	-	914	-
(Gain) Loss on Foreign Exchange(b)	(57)	48	(338)	(127)
Loss (Gain) on Fair Value of Swaps(c)	180	(1,664)	(4,323)	(2,889)
Non-cash Share-based Compensation(d)	792	1,209	2,409	1,426
Adjusted EBITDA	$10,938	$8,853	$31,188	$25,872

(a)	Reflects the loss on a portion of unamortized debt issuance costs in connection with the Second Amendment to the RMM Credit Agreement.
(b)	Reflects the (gain) or loss on foreign exchange fluctuations.
(c)	Reflects the non-cash loss or (gain) on the mark-to-market of interest rate swaps.
(d)	Reflects non-cash share-based compensation expense related to the Reservoir Media, Inc. 2022 Omnibus Incentive Plan.

Media Contact

Reservoir Media, Inc.

Suzy Arrabito

Vice President, Marketing & Communications

sa@reservoir-media.com

www.reservoir-media.com

Investor Contact

Alpha IR Group

Jackie Marcus or Alec Buchmelter

RSVR@alpha-ir.com

Source: Reservoir Media, Inc.

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